EXHIBIT A
                            JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto, and any filing on Schedule 13D relating to the same investment) with respect to the shares of common stock, par value $0.10 per share, of The Associated Group, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement.

Dated:  August 5, 1999.



OZ MANAGEMENT, L.L.C.


By:  /s/ Daniel S. Och
--------------------------------
Name:   Daniel S. Och
Title:  Managing Member



OZ MASTER FUND, LTD.
By:  OZ MANAGEMENT, L.L.C.
     as Investment Manager


By:  /s/ Daniel S. Och
----------------------------------
Name:   Daniel S. Och
Title:  Managing Member



LEXINGTON (IMA), LTD.
By:  OZ MANAGEMENT, L.L.C.
     as Investment Manager


By:  /s/ Daniel S. Och
----------------------------------
Name:   Daniel S. Och
Title:  Managing Member



ZAM ARBITRAGE, L.P.
By:  OZ ADVISORS, L.L.C.
     as General Partner
  By:  OCH-ZIFF ASSOCIATES, L.L.C.
       as Managing Member


By:  /s/ Daniel S. Och
-----------------------------------
Name:    Daniel S. Och
Title:   Senior Managing Member